UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2009

OXYGEN BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

2-31909
(Commission File No.)

Delaware	26-2593535
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2530 Meridian Parkway, 3rd Floor, Durham, North Carolina 27713

(Address of principal executive offices)

(919) 806-4414

(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

Except for the historical information contained herein, the discussion and information presented in this report contain forward-looking statements that involve risks and uncertainties. Oxygen Biotherapeutics’ actual results could differ materially from those presented in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, unexpected problems and delays in product development, unexpected problems and delays in obtaining regulatory approvals, failure of third parties to meet funding commitments, inability to form agreements and strategic relationships that can facilitate development objectives, and other factors discussed in Oxygen Biotherapeutics’ Annual Report on Form 10-K for the year ended April 30, 2009, and subsequent filings made with the Securities and Exchange Commission. Oxygen Biotherapeutics cannot guarantee future results, levels of performance or achievements. Moreover, neither Oxygen Biotherapeutics nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Oxygen Biotherapeutics is under no obligation to update any of the forward-looking statements after the filing of this report to conform such statements to actual results or changes in expectations.

Item 1.01	Entry into a Material Definitive Agreement

On June 8, 2009, Oxygen Biotherapeutics, Inc. (“OBI”), entered into a securities purchase agreement with JP SPC 1 Vatea, Segregated Portfolio (formerly Vatea Fund, Segregated Portfolio), an investment fund formed under the laws of the Cayman Islands. This agreement was previously reported on the Current Report on Form 8-K filed by OBI with the Securities and Exchange Commission on June 8, 2009.

Under the terms of the agreement, Vatea purchased on July 10, 2009, 20 million shares of OBI restricted common stock at a price of $0.25 per share, or a total of $5 million. Furthermore, the agreement establishes milestones for the achievement of product development and regulatory targets and other objectives, after which Vatea is required to purchase 60 million additional shares for $15 million, assuming all the milestones are achieved. On September 1, 2009, OBI and Vatea entered into an amendment to the agreement. Under the amendment, the parties agreed to add an additional schedule of milestones, which is an alternative to the original schedule. Accordingly, if OBI achieves a milestone under the original schedule first, then the milestones and payment terms of the original schedule will apply under the agreement, but if the first milestone achieved is in the new alternative schedule added by the amendment, the new alternative schedule of milestones and payment terms will apply under the agreement. The following table shows the new alternative milestone schedule added by the amendment.

Alternative 2 Milestone Schedule

A. Clinical trial for Oxycyte in traumatic brain injury approved by Swissmedic	0.40	31-10-09**
B. Clinical trial for Oxycyte in traumatic brain injury approved by the US FDA	0.10	31-03-11
C. Written license with unaffiliated party for distribution of Oxycyte that provides for license fee payments totaling US$1,000,000 within three months of contract date, exclusive of royalties	0.25	30-09-10
D. Battlefield exception for sale and use of Oxycyte issued by any of the US armed forces, NATO, or the Israel Defense Forces	0.25	30-06-11

Under the agreement, closing of the stock purchase and investment is required within 20 business days after notice of the milestone achievement is given to Vatea with respect to the original schedule of milestones. Under the amendment, Vatea is entitled to defer the closing of the first milestone achieved under the new alternative milestone schedule to a date no later than December 10, 2009.

The following table shows the total number of shares to be purchased by Vatea for milestones achieved under the new additional milestone schedule, assuming all the milestones are achieved on a timely basis.

New Alternative Milestone	Shares	Proceeds

A	24,000,000	$6,000,000
B	6,000,000	$1,500,000
C	15,000,000	$3,750,000
D	15,000,000	$3,750,000

Item 9.01	Financial Statement and Exhibits

Pursuant to Item 601 of Regulation S-K, OBI is filing with this report as Exhibit 10.1 Amendment No. 1 to Securities Purchase Agreement (including Appendix A) between OBI and JP SPC 1 Vatea, Segregated Portfolio, dated September 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXYGEN BIOTHERAPEUTICS, INC.

Date: September 1, 2009	By:	/s/ Chris J. Stern
Chris J. Stern, Chief Executive Officer